UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

PHARMASSET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303-A College Road East Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 613-4100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2007, Pharmasset, Inc. (the “Company”) executed a Secured Promissory Note (the “Note”) in favor of Horizon Technology Funding Group V LLC (the “Lender”) for the first of three possible loans to which the Lender has committed to under the venture loan and security agreement dated September 30, 2007 between the Company and Lender (the “Loan Agreement”). The Loan Agreement was disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2007.

The face amount of the Note is $10,000,000 and, pursuant to its terms, the Company is required to make payments of accrued interest only during each of the 15 months beginning December 1, 2007 and ending on February 1, 2009. Interest is calculated based on a fixed annual percentage rate of 12%. Commencing on March 1, 2009, the Company will be required to make 30 monthly payments of principal plus accrued interest on the then outstanding principal. A late payment fee equal to 6% shall be applied to any scheduled payment not paid when due. A complete copy of the Note is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

The Company and the Lender have no relationship other than with regard to the transactions contemplated by the Loan Agreement (which includes the Note).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Secured Promissory Note in favor of Horizon Technology Funding Group V LLC dated October 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMASSET, INC.

Date: October 11, 2007	By:	/s/ Kurt Leutzinger
	Name:	Kurt Leutzinger
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Secured Promissory Note in favor of Horizon Technology Funding Group V LLC dated October 5, 2007.